EXHIBIT 23.5

                         CONSENT OF THE APPRAISERS

                           [Letterhead of MB & A]


 The Board of Directors
 US Airways, Inc.
 2345 Crystal Drive
 Arlington, VA  22227

 Ladies and Gentlemen:

           We consent to the use of our report dated November 16, 1998, included in US Airways, Inc.'s Registration Statement on Form S-4 relating to the offer of Pass Through Certificates (Class C), Series 1998-1, by US Airways, Inc. and to the reference to our firm in such Registration Statement.


                                   Morton, Beyer & Agnew, Inc.


                                   By: /S/ Bryson P. Monteleone
                                       ------------------------------------
                                       Name:   Bryson P. Monteleone
                                       Title:  Manager of Operations

 Washington, D.C.
 January 7, 1999